Exhibit 99.4
SonicWALL Enters into Merger Agreement with Thoma Bravo and Ontario Teachers’ Pension Plan
Shareholders to receive $11.50 per share in cash; transaction valued at approximately $717 million
San Jose, CA (June 2, 2010) – SonicWALL, Inc. (NASDAQ: SNWL), a leading provider of IT security and data backup and recovery solutions, today announced it has entered into a definitive agreement to be acquired by an investor group led by Thoma Bravo, LLC in a transaction valued at approximately $717 million. The SonicWALL Board of Directors unanimously approved the agreement and recommends that the Company’s shareholders approve the transaction.
Under the terms of the agreement, SonicWALL shareholders will receive $11.50 in cash for each share of SonicWALL common stock they hold, representing a premium of approximately 28% over the Company’s most recent closing price, and approximately a 63% premium over the Company’s enterprise value.
The investor group is led by Thoma Bravo, LLC and includes the Ontario Teachers’ Pension Plan (Teachers’) through its private investor department, Teachers’ Private Capital.
“Our agreement with Thoma Bravo represents an attractive valuation for our shareholders, and we look forward to closing the transaction as quickly as possible,” said Matthew Medeiros, SonicWALL’s President and Chief Executive Officer. “A partnership with Thoma Bravo will strengthen our focus on delivering the most advanced and highest quality solutions to our customers.”
“Thoma Bravo and Teachers’ Private Capital are excited to partner with SonicWALL to continue building the company into a leader in the IT security market,” said Seth Boro, a Principal at Thoma Bravo.
“We look forward to working with SonicWALL to accelerate the company’s organic growth strategy and to pursue a consolidation strategy in the network security market as well as adjacent markets,” added Robert Sayle, a Vice President at Thoma Bravo.
“Thoma Bravo and Teachers’ Private Capital will continue to support SonicWALL’s efforts to increase its customer value through product innovation and world-class customer support,” said Neil Petroff, Teachers’ Executive Vice-President and Chief Investment Officer.
The transaction is subject to customary closing conditions, including requisite regulatory approvals and approval of SonicWALL shareholders. The transaction is not subject to a financing condition. SonicWALL expects the transaction to close in the Company’s fiscal quarter ending September 30, 2010, or early in the fiscal quarter ending December 31, 2010.
Centerview Partners LLC served as exclusive financial advisor to SonicWALL and provided a fairness opinion to the Company’s Board of Directors. Kirkland & Ellis LLP provided legal counsel to Thoma Bravo. Fenwick & West LLP provided legal counsel to SonicWALL.
About SonicWALL, Inc.
Guided by its vision of Dynamic Security for the Global Network, SonicWALL develops advanced intelligent network security and data protection solutions that adapt as organizations evolve and as threats evolve. Trusted by small and large enterprises worldwide, SonicWALL solutions are designed to detect and control applications and protect networks from intrusions and malware attacks through award-winning hardware, software and virtual appliance-based solutions. For more information, visit http://www.sonicwall.com/.
About Thoma Bravo, LLC
Thoma Bravo is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 29 years. The firm originated the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. Thoma Bravo applies its investment strategy across multiple industries with particular focus on the software and services sectors. In the software industry, Thoma Bravo has completed 40 acquisitions across 14 platform companies with total annual earnings in excess of $700 million. For more information on Thoma Bravo, visit www.thomabravo.com.
About Teachers’ Private Capital
Teachers’ Private Capital, the private investment department of the Ontario Teachers’ Pension Plan, is one of the world’s largest private equity investors, having participated as a long-term investor in numerous transactions in Canada, the United States and Europe. Current investments of Teachers’ Private Capital include: Acorn Care & Education, Alliance Laundry Systems, Aquilex Corporation, General Nutrition Centers, Inc., Easton-Bell Sports, Exal Group, GCAN Insurance, Maple Leaf Sports & Entertainment, Munchkin, National Bedding Company (Serta) and Simmons Bedding Company, among others. Teachers’ Private Capital provides long-term, flexible capital and support to high-quality management teams seeking to grow and add value to their businesses over time.
With net assets of C$96.4 billion at December 31, 2009, the Ontario Teachers’ Pension Plan is an independent organization responsible for investing the pension fund and administering the pensions of Ontario’s 289,000 active and retired teachers. For more information visit www.otpp.com or www.teachersprivatecapital.com.
Information regarding the solicitation of proxies
In connection with the proposed transaction, SonicWALL will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of shareholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the shareholders of SonicWALL in advance of the special meeting. Shareholders of SonicWALL are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about SonicWALL and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed by SonicWALL with the SEC (when available) at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by SonicWALL by contacting SonicWALL Investor Relations by email at investor_relations@sonicwall.com or by phone at +1 (408) 745-9600.
SonicWALL and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from SonicWALL shareholders in respect of the proposed transaction. Information about the directors and executive officers of SonicWALL and their respective interests in SonicWALL by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available. Each of these documents is, or will be, available for free at the SEC’s website at www.sec.gov and the SonicWALL Investor Relations website at www.sonicwall.com/us/company/2166.html.
Cautionary statement regarding forward-looking statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, and the completion of the transaction. These statements are based on the current expectations of management of SonicWALL, Inc., involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, liabilities, or delays, and of which could cause the transaction to not be consummated. Additional factors that may affect the future results of SonicWALL are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. SonicWALL is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.